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                                                                    Exhibit 21.1
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               Pegasus Satellite Communications, Inc. Subsidiaries

Subsidiary                                                    State of Formation
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Argos Support Services                                        Texas
B.T. Satellite, Inc.                                          Maine
Bride Communications, Inc.                                    Delaware
Carr Rural TV, Inc.                                           Michigan
DBS Tele-Venture, Inc.                                        Texas
Digital Television Services of Indiana, LLC                   Georgia
DTS Management, LLC                                           Georgia
Golden Sky DBS, Inc.                                          Delaware
Golden Sky Holdings, Inc.                                     Delaware
Golden Sky Systems, Inc.                                      Delaware
Henry County MRTV, Inc.                                       Ohio
HMW, Inc.                                                     Maine
Pegasus Broadcast Associates, L.P.                            Pennsylvania
Pegasus Broadcast Television, Inc.                            Pennsylvania
Pegasus Broadcast Towers, Inc.                                Delaware
Pegasus BTV Sub, LLC                                          Arkansas
Pegasus Communications Management Company                     Pennsylvania
Pegasus Media & Communications, Inc.                          Delaware
Pegasus Satellite Development Corporation                     Delaware
Pegasus Satellite Holdings, Inc.                              Delaware
Pegasus Satellite Television, Inc.                            Delaware
Pegasus Satellite Television of Illinois, Inc.                Illinois
Pegasus Travel, Inc.                                          Delaware
Portland Broadcasting, Inc.                                   Maine
Primewatch, Inc.                                              North Carolina
PST Holdings, Inc.                                            Delaware
South Plains DBS, L.P.                                        Texas
Telecast of Florida, Inc.                                     Florida
WBPG License Corp.                                            Delaware
WDBD License Corp.                                            Delaware
WDSI License Corp.                                            Delaware
WILF, Inc.                                                    Delaware
WOLF License Corp.                                            Delaware
WTLH License Corp.                                            Delaware